UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

Dewmar International BMC, Inc.
(Name of Registrant As Specified In Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

COMMON STOCK

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

 Dewmar International BMC, Inc.

132 E. Northside Dr., Suite C Clinton, Mississippi 39056

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about November 6, 2012 to the stockholders of record on September 18, 2012 (the “Record Date”) of Dewmar International BMC, Inc., a Nevada corporation (the “Company”) in connection with action taken by the written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company and at a meeting of the Board of Directors held by consent.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors

Dated: November 5, 2012	/s/ Marco Moran
Marco Moran
Chairman, President, Chief Executive Officer

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NOTICE OF ACTION PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

IN LIEU OF A MEETING OF THE STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the articles are being amended increasing the authorized shares to Five Hundred Million with Four Hundred Fifty Million being common shares and Fifty Million being preferred shares. The amendment was adopted pursuant to written consent of stockholders holding a majority of the voting power of the outstanding capital stock of the Company.

INTRODUCTION

At a meeting held without notice by consent of the Board of Directors, the Board of Directors unanimously approved the amendment and recommended a vote by the shareholders.

Stockholders holding shares comprising over fifty percent (50%) of the total voting power of the Company provided their written consents to the following:

1) an amendment of our Articles of Incorporation to increase the authorized number of shares of common stock to Five Hundred Million with Four Hundred Fifty Million being common shares and Fifty Million being preferred shares;

Stockholders of the Company executed written consents in accordance with Nevada Statutes.

This Information Statement will serve as written notice to stockholders as contemplated pursuant to the Company’s Bylaws.

The actions hereunder are expected to be effective approximately 20 days from the date of the filing of the Definitive 14(c).

PURPOSE OF STOCKHOLDER ACTION

Increase in Authorized

The purpose of the increase in the authorized common stock is to allow for available shares for future fundraising. In the event that the increase in common stock were not undertaken, the stock would be unavailable for issue by the corporation in fundraising efforts thus making fundraising for the corporation nearly impossible and depriving the corporation of necessary operating capital for expansion.

Increase in Preferred

The purpose of increasing the number of preferred shares is to issue such shares to current management and thus provide anti takeover effects.

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OUTSTANDING SHARES AND VOTING RIGHTS

AS OF THE RECORD DATE

As of the Record Date, the Company’s authorized capitalization consisted of One Hundred Million (100,000,000) shares of Common Stock, of which Fifty Nine Million, Two Hundred Thirty Three Thousand (59,233,000) shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

At a meeting held without notice by consent of the Board of Directors, the Board of Directors unanimously approved the amendment and recommended a vote by the shareholders.

No less than Twenty Nine Million Six Hundred Sixteen Thousand Five Hundred (29,616,500) votes, representing a majority of the voting power of the outstanding capital stock of the Company, were required to approve the Amendment.

Stockholders holding Forty Million (40,000,000) shares of Common Stock gave their written consents in favor of the Amendment.  No other stockholder consents will be solicited in connection with this Information Statement.

STOCKHOLDERS PROVIDING WRITTEN CONSENTS

Set forth below is a table of the stockholders who have given their consent and the number of shares of stock beneficially owned by such stockholders as of September 18, 2012:

Name	Number of Shares Beneficially Owned	Percent of Outstanding Shares Owned
DSD Network of America, Inc.	40,000,000	67.5%

Total	40,000,000	67.5%

Set forth below is a table of the stockholders who have given their consent and the natural person with voting control along with any affiliation with the Company:

Stockholders Providing Written Consents
Name	Natural Person with Voting Control	Address	Affiliation to Company
DSD Network of America, Inc.	Marco Moran	132 E. Northside Dr., Suite C Clinton, Mississippi 39056	Pres, Sec. Treas, Dir.

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EFFECTS OF THE AMENDMENT

It is the belief that the increase in authorized will increase the opportunities for fundraising.

The actions hereunder are expected to be effective approximately 20 days from the date of the filing of the Definitive 14(c).

DESCRIPTION OF CAPITAL STOCK

The Company’s authorized capitalization consists of One Hundred Million shares of Common Stock, par value $0.001 and Twenty Five Million shares of Preferred Stock, par value $0.001.  The capital stock of this corporation is non-assessable and not subject to assessment to pay the debts of the Company.

Common Stock

Common Stock may be issued by the Board with or without the consent of stockholders. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Preferred Stock

Preferred Stock may be issued by the Board with or without the consent of stockholders.

Of the 25,000,000 authorized shares of Preferred Stock, 20,000,000 are designated “Series A Preferred Stock.” These shares shall have the following preferences, limitations and relative rights:

(i)      Dividends: The holders of shares of the Series A Preferred Stock shall be entitled to participate in dividends and no such dividend shall be paid, or cumulate, with respect to the Series A Preferred Stock until such time as determined solely in the reasonable discretion of the Board of Directors.

                (ii)      No Liquidation Preference: In the event of any liquidation, dissolution, or winding up of this corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled to receive distribution by reason of their ownership thereof.

                (iii)      Conversion:

(A)           Conversion Rights. The Board of Directors of the corporation, using its reasonable discretion, shall determine, either quarterly or annually at its discretion, the mechanism for conversion and shall promptly give notice (the “Notice”) to the then current holders of the Series A Preferred Stock. Each such notice shall be dated by the Board of Directors as of the date it is actually sent to the holders of the Series A Preferred Stock. Each share of Series A Preferred Stock may be converted into ten (10) shares of Common Stock as fully paid and non-assessable Common Stock.

In the event of any conversion of Series A Preferred Stock under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the shares of Series A Preferred Stock so converted.

(B)           Voluntary Conversion Upon Change in Control. In the event that the Board of Directors or the shareholders of the corporation approves any transaction that will result in a change in control of the corporation (as herein defined), the Board of Directors shall provide each of the holders of the Series A Preferred Stock with at least thirty (30) days advance written notice of the consummation of such transaction. Such notice shall contain all reasonably material information required for a Series A Preferred Stock holder to make an assessment of the merits of the proposed transaction and the advisability of converting. During the period preceding the consummation of the transaction, each holder of Series A Preferred Stock shall be entitled to notify the corporation in writing that the holder desires to convert all or any specified portion of the holder’s shares of the Series A Preferred Stock into fully paid and non-assessable shares of Common Stock on the basis of four shares of Common Stock for each share of Series A Preferred Stock so converted with such conversion being effective the day of the consummation of the applicable change in control such that the converting Series A Preferred Stock holders shall be treated as a Common Stock holder for the purposes of the transaction. For purposes hereof, a “change in control” shall be deemed to occur if such is declared by the Board (employing reasonable discretion if the Board determines to so declare) or a friendly or hostile takeover offer is made or persons, acting in concert or owning directly or indirectly, acquire more than twenty percent (20%) of the voting control of the corporation (or sufficient to elect the board) without the consent of a majority of the Series A Preferred Stock holders.

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(C)            Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to receive a certificate(s) for shares of Common Stock representing the Series A Preferred Stock converted, such holder shall surrender the certificate(s) representing the Series A Preferred Stock so converted, duly endorsed, at the principal corporate office of this corporation (or as otherwise directed in any notice), and shall give written notice of the name(s) in which the certificate(s) for shares of Common Stock are to be issued. The corporation shall, promptly thereafter, issue and deliver to such holder of Series A Preferred Stock, or to the nominee(s) of such holder, a certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the applicable Notice or as of the date of the consummation of the applicable change in control transaction, and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of such date.

(D)           Adjustment. In the event that the number or kind of shares of Common Stock outstanding is changed by reason of stock dividend, stock split, recapitalization, merger or reorganization, the conversion ratio and/or the securities to be received upon conversion set forth in above shall be appropriately adjusted by the Board of Directors.

(E)           No Fractional Shares. No fractional shares of Series A Preferred Stock shall be convertible and no fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the corporation shall pay t the holder cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be determined in good faith by the Board of Directors with reference to the public trading price, if any, of such Common Stock.

(F)           Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock are insufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including the corporation’s using its best efforts to obtain the approval of the shareholders to such increase, if required.

(G)           Notices. Any notices by the provisions of this section to be given to the corporation or to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States or Canadian mail, postage prepaid, and addressed to the corporation or to the holder of record at his address on the books of the corporation.

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(H)           Taxes. The holders of record of the Series A Preferred Stock shall pay any and all documentary, stamp, or other transactional taxes attributable to the issuance and delivery of shares of Common Stock or this corporation upon conversion of any shares of the Series A Preferred Stock.

(I)           Voting Rights. Each shareholder of Series A Preferred Stock of record shall have ten (10) votes for each share of Series A Preferred Stock standing in his name in the books of the corporation. Cumulative voting shall not be permitted in the election of directors or otherwise.

Of the 25,000,000 authorized shares of Preferred Stock, 5,000,000 are designated “Series B Preferred Stock.” These shares shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of the shares of the Company’s Common Stock owned as of September 18, 2012 by all persons known to the Company who own more than 5% of the outstanding number of such shares, by all directors of the Company, and by all officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Position	Shares Beneficially Owned	Percentage of Outstanding Beneficially Owned
DSD Network of America, Inc.	40,000,000	67.5%
Marco Moran*, Pres, Sec., Treas, Dir.	40,000,000	67.5%
Total	40,000,000	67.5%

*Marco Moran is the President, Sec., Director and controlling shareholder of DSD Network of America, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended (the “EXCHANGE ACT”), requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended Dec. 31, 2011, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
DSD Network of America, Inc.	None	0	0

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FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

The Company hereby incorporates by reference the financial statements, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and quantitative and qualitative disclosures about market risk, as contained in the Company’s Form 10K, filed April 16, 2012 and the Company’s 10Q filed August 20, 2012.

ADDITIONAL INFORMATION

The Company has furnished one information statement to stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders.  The Company will furnish additional copies upon request by a stockholder to: 101 Convention Center Drive, 7th Floor, Las Vegas, Nevada 89109.

By Order of the Board of Directors

Dated: November 5, 2012	/s/ Marco Moran
Marco Moran,
Chairman, President, Chief Executive Officer

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